Exhibit 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), the undersigned officer of Pareteum Corporation, a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge and belief, that to my knowledge:

(1)	The Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: August 13, 2018

/s/ Edward O’Donnell
Edward O’Donnell
Chief Financial Officer
Principal Financial and Accounting Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.